UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 22, 2004
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                       RAMTRON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                  Delaware
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             (State of or other jurisdiction of incorporation)

                                  0-17739
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                          (Commission File Number)

                                84-0962308
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                  (I.R.S. Employer Identification Number)

Registrant's telephone number, including area code:    (719) 481-7000
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        (Former name or former address, if changed since last report.)

ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Forma Financial Information - Not Applicable
     (c)  Exhibits:

                99.1   Press Release dated July 22, 2004.

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ITEM 12  -  RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

The Registrant announced today its financial results for the second quarter ended June 30, 2004. Second-quarter revenue from continuing operations increased 36%, to $14.7 million, compared with $10.8 million for the same quarter of 2003. Second-quarter net income from continuing operations was $1.1 million, or $0.05 per diluted share, compared with a net loss of $3.7 million, or $0.17 per diluted share, for the same period a year earlier. Ramtron's Enhanced Memory Systems, Inc. business became a discontinued operation under generally accepted accounting principles during the first quarter of 2004 and is therefore not included in the results from continuing operations for all periods reported.

A copy of the Company's press release containing its reported results is attached hereto as Exhibit 99.1 and incorporated herein by reference.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
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                                              LuAnn D. Hanson
                                              Chief Financial Officer
Dated July 22, 2004

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